Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48213, 333-67141, 333-51710, 333-126028, 333-156191 and 333-176400) of Scott’s Liquid Gold-Inc. and subsidiaries of our report dated March 29, 2013, with respect to the consolidated financial statements of Scott’s Liquid Gold, Inc. and subsidiaries, which report appears in the December 31, 2012 annual report or Form 10-K of Scott’s Liquid Gold-Inc. and subsidiaries.

/s/ EKS&H LLLP

March 29, 2013

Denver, Colorado